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Exhibit 10.8

CONFIDENTIAL TREATMENT

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933. Such Portions are marked "[*]" in this document; they have been filed separately with the Commission.

Amendment No. 2
To
QUALCOMM Globalstar Satellite Products Supply Agreement
Agreement No. 04-QC/NOG-PRODSUP-001
(NOG-C-04-0137)

        This Amendment No. 2 ("Amendment") is effective as of 25 May, 2005 ("Amendment Effective Date") by and between QUALCOMM Incorporated, a Delaware corporation ("QUALCOMM") and Globalstar LLC, a limited liability company ("Buyer"), with respect to the following facts:

RECITALS

        A.    QUALCOMM and Buyer executed the QUALCOMM Globalstar Satellite Products Supply Agreement No. 04-QC/NOG-PRODSUP-001 (NOG-C-04-0147) dated April 13, 2004, as amended by Amendment No. 1 dated May 25, 2005 (the "Agreement"), pursuant to which QUALCOMM agreed to sell to Buyer, and Buyer agreed to purchase Globalstar products from time to time for resale to customers under the terms thereof.

        B.    QUALCOMM will manufacture and deliver next generation Globalstar products including the GSP-1700 Globalstar Single-Mode Portable Phone, GSP-1720 Globalstar Satellite Data and Voice Module, GCK-1700 Car Kit and various accessories ("New Products") provided that Buyer submits the Purchase Order For New Products concurrently with the execution of this Amendment.

        C.    By this Amendment, QUALCOMM and Buyer agree to amend and modify the Agreement to add the New Products and modify certain terms and conditions as further described herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby modify the Agreement as set forth herein.

        1.    Definitions Section.    The Definitions Section is amended as follows:

          a)    The definition for "GCK-1700 Car Kit" is added as follows:

            "GCK-1700 Car Kit" shall mean QUALCOMM's Car Kit/Docking Kit for the GSP-1700 for use in vehicles or in fixed indoor applications, including voltage modification for such equipment in accordance with the GCK-1700 Specification, delivered in retail packaging with applicable Documentation and warranty information in English only. The GCK-1700 Car Kit will be delivered with an antenna as described in Section 26."

          b)    The definition for "Purchase Order For New Product(s)" is added as follows:

            "Purchase Order For New Product(s)" shall mean the Purchase Orders submitted concurrent with the execution of this Amendment for the quantity of products, pricing and delivery schedule as set forth on Attachments 1 and 1(a) to this Amendment."

          c)     The Satellite Data and Voice Module or SDVM is added to the definition of "Integrator" and the definition of "Integration Agreement" in the Agreement and attachments as applicable. Attachment 7, Exhibit D-1 hereto is added to the Integration Agreement and is specific to SDVM.

          d)    The definition for "Phones" is amended as follows:

            "Phones" shall mean the Tri-Mode Portable Phone, Fixed Phone, and the Single Mode Portable Phone."

          e)    The definition for "Upgraded Program Tools" is added as follows:

            "Upgraded Program and Test Tools" shall mean QUALCOMM's PST and UTDM upgraded for use with the GSP-1700 and SDVM to be made available to Buyer as set forth in Section 23 below."

          f)     The definition for "New Products" is added as follows:

            "New Products" shall mean the GSP-1700, SDVM, GCK-1700 Car Kit and Accessories."

          g)     The definition for "SDVM" or "Satellite Data and Voice Module" is added as follows:

            "SDVM" or "Satellite Data and Voice Module" shall mean the QUALCOMM Globalstar Satellite Data and Voice Module, Model GSP-1720 meeting the requirements set forth in GSP-1720 Specification, delivered in retail packaging with applicable Documentation and warranty information in English only. The SDVM will be delivered with an antenna as further described in Section 26. As of the Amendment Effective Date, except as provided for in Section 17.3, the SDVM is not DO-160 or FCC certified for use in Aviation applications."

          h)    The definition for "GSP-1700" is added as follows:

            The "GSP-1700" shall mean the QUALCOMM Globalstar Single Mode Portable Phone, Model GSP-1700, meeting the requirements set forth in GSP-1700 Specification, provisioned and tested by QUALCOMM, including battery and delivered with a wall charger, but without SIM card, spares or any Accessories, except as specified herein, delivered in individual retail packages, with applicable Documentation and warranty information in English only."

          i)     The definition for "GSP-1700 Specification" is added as follows:

            "GSP-1700 Specification" shall mean the Globalstar Single-Mode Portable User Terminal GSP-1700 Product Specification No. 80-R6153-1 attached hereto as Attachment 4, which may be updated by QUALCOMM from time to time upon written agreement of both parties."

          j)     The definition for "GCK-1700 Specification" is added as follows:

            "GCK-1700 Specification" shall mean the Globalstar Car Kit Product Specification 80-R6152-1 attached hereto as Attachment 5, which may be updated by QUALCOMM from time to time upon written agreement of both parties."

          k)    The definition for "GSP-1720 Specification" is added as follows:

            "GSP-1720 Specification" shall mean the Satellite Data and Voice Module Specification 80-R6154-1 attached hereto as Attachment 6, which may be updated by QUALCOMM from time to time upon agreement of both parties."

          l)     The definition for "Accessory Specifications" is hereby added as follows:

            "Accessory Specifications" shall mean separate specifications for the Wall Charger, Battery, Cigarette Lighter Adapter, Data Cable and Travel Charger to be delivered to Buyer no later than nine (9) months after the Amendment Effective Date, and finalized in accordance with Section 15 hereunder."

          m)   The definition for "Warranty Period" is amended by adding Satellite Data and Voice Modules, as follows:

            "Warranty Period" shall mean (a) as to Phones, Satellite Data Modems and Satellite Data and Voice Modules, [*], and (b) as to Car Kits and the GCK-1700 Car Kit, [*], in each case beginning on the date of delivery thereof to the FCA Point. No warranty applies to any antenna delivered as part of the SDVM or the GCK-1700 Car Kit not manufactured by QUALCOMM. No Warranty applies to Accessories, Tools or Upgraded Program and Test Tools, including any Accessory packaged with a Phone, Car Kit or SDVM."

          n)    The definition for "Costs" is hereby added as follows:

            "Costs" shall mean all amounts paid or incurred by QUALCOMM applicable to the non-delivered portion of the New Products Purchase Order for parts, tools or test equipment that cannot be canceled or returned for refund and/or any restocking fees or back billing for reduction in quantities purchased."

        2.    Section 4. Level 1 Service for Tri-Mode Portable Phones.    Section 4 is deleted in its entirety and replaced with the following.

          "4.    Level 1 Service for Tri-Mode Portable Phones and Single Mode Portable Phones.    Buyer shall, directly or pursuant to arrangements with one (1) or more dealers in the region(s) in which the Tri-Mode Portable Phones and GSP-1700s are to be distributed, undertake such steps as are necessary and appropriate to handle Level 1 Service for such phones; such Level 1 Service to be at no cost to QUALCOMM. As applicable, Level 1 Service includes the following (and any other service that is authorized in writing by QUALCOMM): replace batteries, replace cellular antennas and replace SIM card, if any. All such Level 1 Service will be performed in accordance with QUALCOMM's written instructions."

        3.     Section 15, Accessory Specification Changes, is hereby added as follows:

          "15.    Accessory Specification Changes.    Buyer shall, within [*] days after receipt of each Accessory Specification, review and provide written comments, if any, to QUALCOMM. Such comments shall be limited to clarification and format, and shall not include changes to or the addition of features or functionality of such Accessories unless mutually agreed by the parties. Both parties shall then have an additional [*] days to agree upon any permitted changes to such Specification proposed by Buyer. Any delay thereafter may result in a day-for-day delay in the delivery of such Accessories. In the event the parties cannot agree on changes within [*] days thereafter, QUALCOMM may terminate the portion of the Purchase Order For New Products covering the Accessory as to which agreement cannot be reached and increase the price for the GSP-1700s covered by the Purchase Order For New Products. If Buyer does not provide comments within [*] days after receipt of the Accessory Specification, the Accessory Specification will be deemed final by QUALCOMM and no other changes thereto shall be made without mutual written agreement of the parties."

        4.     Section 16, Documentation, is hereby added as follows:

          "16.    Documentation.

            16.1    Additional Languages.    QUALCOMM shall provide on QUALCOMM's website New Products user manuals for download by Buyer. Buyer may post the information on its website(s) for excerpt, copying and distribution by Buyer's customers in English and the following other languages: Spanish, Portuguese, Chinese, and Russian.

            16.2    Test Documentation.    QUALCOMM shall deliver to Buyer one full set of test data for one sample of a GSP-1700, SDVM and GCK-1700 Car Kit representative of the production run. The test data shall be collected in agreement with the test plan provided to Buyer as part of the Production Readiness Review described in Section 25.3. QUALCOMM will make available for review by Buyer at QUALCOMM's offices, test results and data for all other GSP-1700s, SDVMs and GCK-1700 Car Kits. This information is confidential information subject to Section 18 of the Supply Terms and Conditions."

            16.3    "As Built" Documentation.    Upon the commencement of production activities, QUALCOMM shall deliver to Buyer top-level design documents outlining the "As Built" information for the New Products. The "As Built" documentation shall include, as a minimum (a) functional block diagrams for the New Products, (b) approved exceptions to the specifications and documented performance/functional characteristics and (c) operating instructions for New Products for the purpose of Buyer undertaking Level 1 repairs as required under the Agreement.

            16.4    Interface Control Documentation.    At the Production Readiness Reviews defined in Section 25.3, QUALCOMM shall deliver to Buyer information that describes the input and output specific to the USB external connector(s) interfaces for the GSP-1700 and the GCK-1700 and the external connector(s) interfaces for the SDVM, as specified in Specifications Attachments 4-6 hereto, covering hardware and software interface definitions for control and communications for the purpose of Buyer and Buyer's integrators to develop applications around the New Products.

            16.5    Antenna Interface Specification.    QUALCOMM shall deliver to Buyer no later than [*] months after the Amendment Effective Date an "Antenna Interface Specification" for the GCK-1700 Car Kit and the SDVM that include interface requirements and minimum performance parameters for the antennas that Buyer will be responsible to procure and provide in accordance with Section 26.

        5.     Section 17, Additional Terms Applicable to the Satellite Data and Voice Module is hereby added as follows:

          "17.    Additional Terms Applicable to Satellite Data and Voice Module.

            17.1    Inclusion of SDVM in Additional Terms Applicable to Satellite Data Modems.    Sections 6.1 through 6.4, inclusive, are amended by adding, in each instance where the term "Satellite Data Modem" appears, the words "and Satellite Data and Voice Module." Section 6.2 is hereby amended to add Exhibit D-1, attached hereto as Attachment 8, as product modification restrictions applicable to Satellite Data and Voice Modules.

            17.2    SDVM Fee.    QUALCOMM agrees that during the Term, so long as Buyer is not in breach under this Agreement, in the event that QUALCOMM sells SDVMs to a third party other than Buyer or its Affiliates, QUALCOMM shall pay Buyer a fee in the amount of [*] on the sale of each SDVM to any such third party. QUALCOMM shall remit to Buyer such fees on a quarterly basis together with the total number of such units sold for the previous calendar quarter within [*] days after the end of such quarter.

            17.3    FAA DO-160 Certification and FCC Compliance Review for SDVM Aviation Application.    QUALCOMM shall review the effort associated with obtaining FAA DO-160 Certification and compliance with FCC requirements for the SDVM for Aviation use. QUALCOMM shall conclude this review with a proposal to Buyer no sooner than [*] days and no later than [*] days following the Amendment Effective Date. QUALCOMM will provide Buyer a proposal based on this review, including the unit purchase price increase and any delay in the SDVM delivery schedule. If Buyer wishes to proceed with this effort and QUALCOMM obtains FAA DO-160 Certification and achieves compliance with FCC requirements, the Aviation restriction shall not apply to any certified/complying SDVM units.

            17.4    Reserved Services.    The SDVM is a voice and data product and, accordingly is not subject to the Reserve Services language set forth in the Agreement and Integration Agreement."

        6.     Section 18, Right of Purchase is added as follows:

          "18.    Right of Purchase.    Other than as required by law, QUALCOMM agrees that from the Amendment Effective Date through the end of the Term, Buyer and its Affiliates shall have a right to purchase all of the GSP-1700s produced by QUALCOMM, at the prices set forth on Attachment 1 to this Amendment and GSP-1700s retained for warranty or test purposes at a price of [*]. This right is subject to (i) Buyer taking timely delivery of, and making timely payments in full for, the quantities of GSP-1700s as set forth on Attachments 1 and 1(a) and (ii) Buyer not being in breach hereunder.

            18.1    Right of Purchase Termination.    In the event of (i) termination of the Agreement by QUALCOMM due to Buyer's breach, (ii) Buyer's cancellation of any portion of the Purchase Order For New Products, except as provided for in Section 15 with respect to Accessories or (iii) Buyer's refusal of delivery of or non-payment for such New Products, or (iv) Buyer's failure to purchase the quantities of GSP-1700s in accordance with Attachment 1 to qualify for the Right of Purchase in accordance with Section 18 above, unless such failure to purchase is caused by Buyer's termination for breach by QUALCOMM, QUALCOMM shall have the right to offer and sell any or all GSP-1700s to other customers at its sole discretion without further obligation to Buyer with respect thereto."

        7.     Section 19, Additional Terms Applicable to New Product Order is hereby added as follows:

          "19.    Additional Terms Applicable to New Product Order.    Concurrently with execution of this Amendment, Buyer shall submit the Purchase Order(s) for New Products, which shall be subject to prices set forth on Attachment 1, delivery schedule set forth on Attachment 1(a) and the payment terms set forth on Attachment 2 of this Amendment. All other payment terms are as set forth in the Supply Terms and Conditions."

        8.     Section 20, Additional Terms for Termination for Cause shall be added as follows:

          "20.    Additional Terms for Termination For Cause.    In addition to the termination rights set forth in the Agreement, the following shall apply to the Purchase Order For New Products.

            20.1    Termination for Cause due to Breach by Buyer.    Buyer's cancellation, refusal of delivery or failure to make timely payments of any portion of the Purchase Order For New Products shall constitute a material default under this Agreement. In such event, QUALCOMM shall deliver written notice of its intent to terminate. If such material default is not cured within [*] days after the date of notice, QUALCOMM may terminate the Agreement and cancel any undelivered portions of the Purchase Order For New Products, subject to the termination fees set forth in Section 20.2 below.

            20.2    Termination/Cancellation Fees.    In the event of termination of the Agreement due to default by Buyer, including default described in Section 20.1, QUALCOMM shall be entitled to the amounts set forth set forth below.

              20.2.2    Prior To Delivery of New Products.    If the termination occurs prior to QUALCOMM's delivery of any New Products, QUALCOMM will be entitled to [*].

              20.2.3    After Delivery of New Products.    If the termination occurs after the first delivery of any New Products, QUALCOMM shall be entitled to, [*].

              Any New Products not delivered and/or accepted and paid for by Buyer in such event may be sold by QUALCOMM to any third party without obligation to Buyer, including the [*] fee to Buyer as set forth in Section 17.2 above.

            20.3    Special Provision in the Event of QUALCOMM Breach.    The termination provision set forth in the Agreement shall apply to QUALCOMM breach except in the circumstances set forth in this Section 20.3.

              20.3.1    Prior to Delivery of New Products.    In the event that QUALCOMM becomes aware that the first scheduled delivery of the GSP-1700, SDVM or GCK-1700 Car Kit will be delayed more [*] days, QUALCOMM will promptly notify Buyer in writing of such delay. Such notice shall include the cause and length of delay and/or any inability to deliver New Products which conform to the applicable Specifications. Provided that Buyer has made all of its payments required hereunder, Buyer may EITHER, as its sole remedy [*] OR [*].

              20.3.2    After Delivery of New Products.    After the first delivery of any New Products, in the event QUALCOMM becomes aware that a subsequent delivery of GSP-1700s, SDVMs or GCK-1700 Car Kits will be delayed more than [*] days or that QUALCOMM will be unable to deliver GSP-1700s, GCK-1700 Car Kits or SDVMs meeting the Specifications, provided that Buyer has made all of its payments required hereunder, QUALCOMM shall promptly notify Buyer in writing and Buyer may, as its sole remedy, terminate this Agreement by providing written notice to QUALCOMM within [*] days of the notice of delay, in which case QUALCOMM shall

                (i)  deliver work completed as of the date of the notice of termination, except for the SDVM in which case such work completed shall not be delivered until QUALCOMM has received a separate fee from Buyer in the amount of [*] ("SDVM Development Works Fee"), (ii) deliver all New Products that have been paid for by Buyer, (iii) deliver any parts, tools or test equipment procured by QUALCOMM for completion of the New Product Purchase Order which are requested by Buyer, provided that QUALCOMM has received the SDVM Development Works Fee, (iv) deliver any other test equipment used in the production of New Products that are fully paid for by Buyer for which Buyer would otherwise be entitled to under this Agreement or any other agreement with QUALCOMM, if no longer needed by QUALCOMM to fulfill its obligations on the Globalstar Program, and (v) upon written request by Buyer, provide a license (with right of sublicense) to Buyer for the manufacture of New Products including design documentation, software, manufacturing drawings, specifications and test process without license fees or other costs, except for royalties not to exceed [*] on GSP-1700s, SDVMs, and GCK-1700 Car Kits.

            In any event of QUALCOMM breach, QUALCOMM shall be entitled to all payments earned through the date of termination including, without limitation, milestones associated with Attachment 3 hereto.

            In any event of QUALCOMM breach, QUALCOMM shall sell to Buyer, if available, under QUALCOMM's standard terms, the GUM ASIC (Application Specific Integrated Circuit), Product Number CD90-24436-1 at [*]. This discount is applicable only to a quantity equal to the undelivered units of the GSP-1700 and GSP-1720. The GUM ASIC is solely for Buyer's use in the manufacture of the GSP-1700 and GSP-1720.

        10.   Section 21, Delivery Schedule For New Products is hereby added as follows:

          "21.    Delivery Schedule for New Products.    The delivery schedule applicable to the Purchase Order For New Products shall be in accordance with Attachment 1(a) to this Amendment.

  Non-material quantities of New Products may be canceled by Buyer upon written agreement by QUALCOMM and QUALCOMM shall have the right to sell such canceled New Products to its other customers at a price to be determined at QUALCOMM's sole discretion and without payment of any fees described in Section 17.2.

            21.1    Late Delivery Charge for First Deliveries.    In the event QUALCOMM does not deliver each of the first, second or third scheduled deliveries for the GSP-1700 and/or GCK-1700 Car Kit to the FCA Point on the scheduled date as set forth on Attachment 1(a) hereto, Buyer shall be entitled to receive the following late delivery payment(s) from QUALCOMM in the form of a credit to Buyer's account.

Number of Calendar Days Delay for delivery of the GSP-1700 or GCK-1700 Car Kit	Late Delivery Charge
[*]

          In the event QUALCOMM makes partial deliveries of the GSP-1700 and GCK-1700 Car Kit to the FCA Point in accordance with Attachment 1(a), Delivery Schedule For New Products in a quantity of [*] or greater of the total number of units to be delivered for each such New Products, the above Late Delivery Charges will not apply.

          The aggregate total late delivery payments to Buyer for all late deliveries for both the GCK-1700 Car Kit and the GSP-1700 shall not exceed [*]."

        11.   Section 22, Special Warranty Terms for GSP-1700 and GCK-1700 Car Kit are hereby added as follows:

          22.    Special Warranty Terms for GSP-1700 and GCK-1700 Car Kit.    The Warranty terms set forth in the Supply Terms and in the Agreement shall apply, with the exception that in the event a GSP-1700 and/or a GCK-1700 Car Kit is returned by Buyer to QUALCOMM in accordance with the RMA Procedures and is determined by QUALCOMM to be defective and covered by warranty, if QUALCOMM determines it is unable to repair or replace such GSP-1700 and/or GCK-1700 Car Kit, QUALCOMM shall credit to Buyer's account the amount of [*] for each GSP-1700 and [*] for each GCK-1700 Car Kit as full warranty remedy for such New Products."

        12.   Section 23, Program and Test Tools, is hereby added as follows:

            "23.1.    Program Tools.    QUALCOMM shall provide to Buyer at no charge fifty (50) copies of the Upgraded PST for the GSP-1700 and make available for copying Upgraded PST end user documentation to Buyer upon the first delivery of GSP-1700s for distribution to its customers. Additional Upgraded PST copies may be licensed from QUALCOMM by Buyer at QUALCOMM's then standard pricing which shall not exceed [*].

            23.2.    Test Tools.    QUALCOMM shall provide to Buyer at no charge fifty (50) copies of the Upgraded UTDM to Buyer, and make available for copying Upgraded UTDM end user documentation, no later than the fourth scheduled GSP-1700 delivery date for distribution to its customers. Additional Upgraded UTDM copies may be licensed from QUALCOMM at QUALCOMM's then standard pricing which shall not exceed [*].

            23.3    License Terms.    Sections 13 and 14 of the Supply Terms and Conditions shall apply to any Program and Test Tools delivered under this Amendment."

        13.   Section 24, Certification is hereby added as follows:

          "24.    Certification.

            "24.1    SP-1700, GCK-1700 Car Kit, and SDVM Qualification and Certification.    QUALCOMM will obtain FCC Certification and European Union, ITU, UL and Canada Type Approvals for the GSP-1700, GCK-1700 Car Kit, including one (1) antenna, and the SDVM, including one (1) antenna, in time for the first production run of such New Products. The SDVM and GCK-1700 Car Kit certification are subject to the provisions of Section 26 hereof.

            For all other Type Certifications, QUALCOMM shall provide the required documentation and reasonable support to Buyer, as needed, to obtain in-country Type Approvals for each country as required at QUALCOMM's then-current Time and Materials rates, with the exception that QUALCOMM agrees to waive Time and Materials charges for San Diego-based labor support (no travel included) for certification efforts undertaken by Buyer or its Service Providers for Australia and Russia."

        14.   Section 25, Status Meetings and Production Readiness Reviews is hereby added as follows:

            "25.1    Monthly Status Meeting.    Within [*] days of the Amendment Effective Date, QUALCOMM shall deliver a high level Major Milestone Production Schedule to be reviewed at each Monthly Status Meeting. Such Monthly Status Meetings shall be held prior to the first delivery of any New Product, and shall be held by QUALCOMM with Buyer via teleconference, unless otherwise agreed to by the parties. The Monthly Status Meeting shall provide an overview of the production status, including any update to the Major Milestone Production Schedule, critical problem areas and a general assessment of production progress.

            25.2    Quarterly Status Meeting.    Prior to the first delivery of any New Product, QUALCOMM shall conduct quarterly status meetings with Buyer at QUALCOMM's San Diego offices, unless otherwise agreed to by the parties.

            25.3    Production Readiness Reviews.    Prior to starting production of the New Products, QUALCOMM shall conduct two (2) separate Production Readiness Reviews in San Diego, one (1) for the GSP-1700 and GCK-1700 and one (1) for the SDVM, to demonstrate specification compliance for each product. [*] days in advance of each review, QUALCOMM shall deliver to Buyer the presentation material prepared by QUALCOMM. The Production Readiness Reviews shall cover, as a minimum, the following topics: (a) Anticipated performance for the Product, as compared to the original specification (compliance data and matrix), (b) Test readiness information, including high level test plan and verification cross reference matrix, (c) Production planning information, and (d) Major Milestone Production Schedule update(s)."

            25.4    Configuration Management.    QUALCOMM's corporate Configuration Management ("CM") System shall be utilized for configuration identification, traceability and control of deliverable products and documentation.

            25.5    Program Management.    QUALCOMM shall designate a Program Manager for managing all aspects of the production process for successful delivery of New Products. Such Program Manager shall have the appropriate level of experience, qualification and ability, as determined by QUALCOMM. QUALCOMM's Program Manager shall interface with Buyer's Program Manager for compliance with specifications and milestone activities. From time to time and on a non-interference basis, Buyer's Program Manager and designated personnel shall be granted access to relevant working areas where QUALCOMM will conduct the manufacturing process.

        15.   Section 26. GCK-1700 Car Kit and SDVM Antenna is hereby added as follows:

          "26.    GCK-1700 Car Kit and SDVM Antenna.    No later than [*] days after QUALCOMM's delivery of the Antenna Interface Specification, Buyer shall designate either one (1) active or two (2) passive GCK-1700 Car Kit Antennas, and either one (1) active or two (2) passive SDVM Antennas and provide five (5) samples of each antenna to QUALCOMM along with all required documentation as reasonably necessary for QUALCOMM to qualify and certify each antenna in a passive and active mode. The parties agree that in the event of any delay in such qualification and certification due to (i) Buyer's delay in providing such documentation and samples, or (ii) any inability by QUALCOMM to obtain qualification and/or obtain certification due to performance and/or antenna hardware issues, QUALCOMM may deliver the GCK-1700 Car Kit and/or SDVMs without an antenna. QUALCOMM's delivery of GCK-1700 Car Kits and/or SDVMs without an antenna does not constitute delivery of a non-conforming Product as delineated in Section 20.3. In no event may Buyer sell a GCK-1700 Car Kit and/or SDVM with an antenna that is not qualified and certified by QUALCOMM.

          QUALCOMM shall have the right to purchase SDVM antennas directly from the vendor for any SDVMs sold by QUALCOMM to customers other than Buyer or its Affiliates. QUALCOMM reserves the right to sell the SDVM with any other antenna which has been certified and approved by Buyer on the Globalstar System."

        16.   Section 27, Antenna Delivery is hereby added as follows:

          "27.    Antenna Delivery.    In order for QUALCOMM to meet the delivery schedule, Buyer shall order, pay for, and deliver sufficient quantities of antennas to QUALCOMM's designated manufacturing facility no later than [*] days prior to each scheduled delivery date for the SDVM and/or GCK-1700 Car Kit in order to accommodate final assembly, testing and packaging of New Products for such delivery. In the event of a delay in receipt of such antennas from Buyer, or failure of an antenna during final product testing, the schedule for delivery of the affected New Product will be on a day for day basis, without penalty to QUALCOMM. QUALCOMM will advise Buyer of the quantities of antennas to be delivered to QUALCOMM in excess of the quantities of New Products to be delivered in order to address any hardware failures, breakage or any other issues experienced by QUALCOMM during the assembly and testing process. Buyer shall also provide documentation applicable to the antenna to be included in the packaging with each delivery of antennas."

        17.   Section 28, Buyer Logo is hereby added as follows:

          "28.    Buyer Logo.    Buyer shall provide a copy of Buyer's logo to be used on the packaging of the GSP-1700s, SDVM, and GCK-1700 Car Kit, in a format to be determined, within [*] days after the Amendment Effective Date.

        18.   Section 29, Indemnification by Buyer- Antennas is hereby added as follows:

          "29.    Indemnification by Buyer—Antennas.    Claims arising with respect to the antennas provided by Buyer shall be added to Buyer's indemnification obligations under Section 15.1 (Misuse), Section 15.2 (Third Party Claims) and Section 15.3 (Infringement) of the Supply Terms and Conditions."

        19.   Section 30, Term Extension is hereby added as follows:

          "30.    Term Extension.    The Term of the Agreement extended by Amendment No. 1 through December 31, 2006 is hereby further extended through December 31, 2009, unless earlier terminated as provided herein."

        20.   Exhibits.

    a.
    Exhibit A, QUALCOMM Supply Terms and Conditions shall be amended as follows:

    i.
    Attachment 2, Out-Of-Warranty Hardware Repair Pricing, Globalstar Products shall be amended to include New Products and associated pricing

    ii.
    Attachment 5, QUALCOMM Commercial Rates shall be deleted and replaced with Attachment 8 attached hereto.

    b.
    Exhibit B, Accessories shall be amended to add New Product accessories.

    c.
    Exhibit C, Product Pricing shall be amended to add New Product pricing.

    d.
    Exhibit D, Modifications shall be amended to add new Exhibit D-1 applicable to SDVMs.

    e.
    Exhibit E, Integration Agreement shall be amended to add the definition for SDVM, and a stand-alone Integration Agreement shall be provided for Buyer's customers, as required.

        EFFECTIVENESS.    Except as modified by this Amendment No. 2, the Agreement shall remain in full force and effect. No modification, amendment or other change may be made to this Amendment No. 2 or any part thereof unless reduced to writing and executed by authorized representatives of both parties.

        IN WITNESS THEREOF, the parties have executed this Amendment No. 2 as of the Amendment Effective Date.

QUALCOMM Incorporated		Globalstar LLC
By:	/s/ SCOTT J. BECKER	By:	/s/ JAMES MONROE III
Name:	Scott J. Becker	Name:	James Monroe III
Title:	Sr. Vice President and General Manager	Title:	CEO

Attachment 1
To Amendment No. 2
Pricing and Quantities for Purchase Order For New Products

Product/Accessory	Unit Price	Quantity	Extended Price
GSP-1700 Phone
GCK-1700 Car Kit/Docking Kit		[*]
GSP-1720 Satellite Data and Voice Module
Wall Charger
Travel Charger
Cigarette Lighter Adapter

Attachment 1(a)
To Amendment No. 2
Delivery Schedule For New Products

Attached

ATTACHMENT NO. 1(a) TO AMENDMENT NO. 2
DELIVERY SCHEDULE FOR NEW PRODUCTS

Description	New Mobile Phone	New Car Kit	SDVM	New Wall Chargers	New Travel Chargers	New CLA

Quantity

Unit Shipments

[*]		[*]

Attachment 2
To Amendment No. 2
Payment Terms Applicable to Purchase Order For New Products

        [*] of Purchase Order For New Products invoiced at Amendment No. 2 signing and due NET 5 business days from QUALCOMM's invoice date.

        [*] of Purchase Order For New Products value invoiced [*] after Amendment No. 2 signing; payment NET 30 days from date of QUALCOMM invoice.

        [*] of product price invoiced upon delivery of each unit; payment NET 30 days from date of QUALCOMM invoice.

Attachment 3
To Amendment No. 2
Termination Charges Applicable to Purchase Order For New Products

Termination Date	Amount Due QUALCOMM
1
2	[*]
3
4
5

Attachment 4
To Amendment No. 2
GSP-1700 Product Specification

Attachment 5
To Amendment No. 2
GCK-1700 Product Specification

Attachment 6
To Amendment No. 2
GSP-1720 Product Specification

Attachment 7
To Amendment No. 2
Exhibit D-1
Modifications

        The following Categories of Modifications to the QUALCOMM Globalstar Satellite Data and Voice Module, GSP-1720 require Buyer or its Integrator to sign QUALCOMM's Product Supply and/or Integration Agreement, as indicated below. Modifications indicating "Not Approved" are not authorized by QUALCOMM. No other modifications are permitted.

Modification Category	Supply Agreement	Integration Agreement	Not Approved
1	[*]

Attachment 8
To Amendment No. 2
QUALCOMM's Commercial Rates

        QUALCOMM's Labor Rates are as follows:

Labor Category	Hourly Rate (in U.S. $)
[*]

        Travel costs and materials are not included in the above Labor Rates. As needed, they will be separately quoted by QUALCOMM.

        QUALCOMM Labor Rates are established at a corporate level and adjusted annually. Current Labor Rates above are effective from February 1, 2005 through January 31, 2006.

QuickLinks

  Exhibit 10.8
CONFIDENTIAL TREATMENT
Amendment No. 2 To QUALCOMM Globalstar Satellite Products Supply Agreement Agreement No. 04-QC/NOG-PRODSUP-001 (NOG-C-04-0137)
ATTACHMENT NO. 1(a) TO AMENDMENT NO. 2 DELIVERY SCHEDULE FOR NEW PRODUCTS